                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made and entered into as of the 1st day of March, 1996, between PAMECO CORPORATION, a Delaware corporation (the "COMPANY"), and
                                                               -------
GERALD J. GURBACKI ("EXECUTIVE").
                     ---------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the parties hereto desire to enter into an agreement for Company's employment of Executive on the terms and conditions contained herein;

          WHEREAS, the Company is engaged in the business of the marketing, sale and distribution of heating and air conditioning equipment and components (the "COMPANY BUSINESS"); and
-----------------

          WHEREAS, Executive possesses significant knowledge and information with respect to the Company Business, which knowledge and information will be increased, developed and enhanced by his employment;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   EMPLOYMENT AND TERM.  Subject to the terms and conditions of this
               -------------------
Agreement, the Company hereby employs Executive, and Executive hereby accepts employment, as the Company's Chairman and Chief Executive Officer ("CEO"); and
                                                                    ---
in such capacity Executive shall report to the Board of Directors of the parent of the Company, Pameco Holdings, Inc. ("PAMECO"), and shall perform such
                                        ------
services and duties as the Board of Directors of Pameco may from time to time designate during the term hereof. Executive's employment under this Agreement shall be for a term of three (3) years commencing on March 1, 1996. Thereafter, the term shall be automatically renewed for additional one (1) year terms, provided that either party may terminate this Agreement by giving written notice
--------
thereof to the other party at least one hundred eighty (180) days prior to the expiration of the then-current term. The "TERM" shall include the initial term
                                           ----
of Executive's employment hereunder and any renewal term thereof.

          2.   TERMINATION.
               -----------

          (a) The Company may terminate Executive's employment under this Agreement at any time during the Term (i) for Cause, as defined herein, (ii) if Executive becomes Completely Disabled, as defined herein, (iii) upon Executive's death, or (iv) for the inability of Executive to carry out effectively his duties hereunder, as determined in good faith by the Board of Directors of Pameco.

          (b) Executive shall have the right to terminate his employment hereunder if (i) the Company fails to make any payments due to Executive hereunder and such failure is not remedied within thirty (30) days after written notice of such failure is provided by Executive to the Board of Directors of Pameco, or (ii) the Company materially breaches this Agreement and such breach is not cured within forty-five (45) days after written notice of such breach is given by Executive to the Company.

          3.   DUTIES.  Executive hereby agrees that during the term of this
               ------
Agreement he will devote his full time, attention and energies to the diligent performance of his duties as an Executive of the Company. Executive shall not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other Person; (b) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the Company Business, or the business of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than two percent (2%) of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section 3; or (c) engage in any venture or activity which the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

          4.   COMPENSATION.  In consideration of Executive's services
               ------------
hereunder, Company shall pay to Executive the compensation described below:

          4.1  ANNUAL SALARY.  During the term of his employment hereunder, the
               -------------
Company shall pay to Executive a salary at the rate of $315,000.00 per annum, in equal installments at such times as the Company shall make payments of salary and wages to its employees generally. The Board of Directors of Pameco shall review Executive's salary on an annual basis.

          4.2  OTHER BENEFITS.  Executive shall immediately be entitled to share
               --------------
in any employee benefits generally provided by the Company to its employees similarly situated for so long as the Company provides such benefits. In addition, Executive shall be entitled to (i) four (4) weeks annual vacation, and
(ii) payment by the Company on behalf of Executive of all premiums for group medical insurance during Executive's COBRA period following termination of Executive's employment with the Company, provided Executive is also receiving severance benefits pursuant to Section 4.5 hereof.

          4.3  BONUS.
               -----

          (a) In addition to the remuneration provided in PARAGRAPH 4.1 above, Executive shall be entitled to a $75,000.00 bonus at a point in time where the Company has delivered a draft of the fiscal year ending financial statements which is acceptable to the Audit Committee. This draft should be delivered on or before March 31, 1997. In addition, Executive may be paid an additional $75,000.00, with respect to the Company's 1996 calendar year, at the discretion of the Compensation Committee of the Board of Directors of Pameco (the "COMPENSATION COMMITTEE") based on the Company's
                          -----------------------
performance during calendar year 1996. Performance targets will be determined by the Board of Directors of Pameco on or before June 1, 1996 and will include factors such as (i) the Company's performance relative to the Company's planned performance for calendar year 1996; (ii) development of the Company's organizational structure; and (iii) successful transition of Executive and the Company's present Chairman and CEO.

          (b) For calendar year 1997 and thereafter the Compensation Committee shall develop a bonus plan under which Executive's target bonus shall be equal to 50% of Executive's annual salary with opportunities to exceed the target bonus; provided that no bonuses will be paid hereunder unless and until the a draft of the Company's GAAP financial statements shall be delivered to the Audit Committee of Pameco. Executive acknowledges that any bonus amounts in excess of 50% of Executive's annual salary will be paid in shares of Pameco at a value per share determined by the Board of Directors of Pameco at its sole discretion. Measurements of performance under the bonus plan will be weighted 70% on financial performance and 30% on other measures as determined by the Compensation Committee in its sole discretion.

          4.4  STOCK OWNERSHIP.
               ---------------

          (a) The Company shall cause Pameco to grant to Executive options to acquire a total of 750,000 shares of the common stock of Pameco in three series of options, each of which shall be exercisable for a period of six (6) years after the date of grant at a purchase price per share of $4.00. The options granted hereunder shall vest in accordance with the following vesting schedule and in the event Executive exercises any of the options granted hereunder, he shall agree to become a signatory to that certain Pameco Holdings, Inc. Stockholders' Agreement, dated March 19, 1992, as amended from time to time (5/10/96) by and among the original Stockholders of Pameco Holdings, Inc.:

                                Vesting Schedule
                                ----------------
                               (Shares in 000's)
Option Series
-------------

               Exercise  Hurdle    Total          ----------------March 1st----------------
               Price     Price     Shares         1996   1997   1998  1999     2000    2001
               -----     -----     ------         ----  -----  -----  -----   -----   -----
Series A          $4     $4.00        350         87.5   87.5   87.5   87.5
Series B          $4      6.00        250                62.5   62.5   62.5    62.5
Series C          $4      8.00        150            -      -   37.5   37.5    37.5    37.5
                                      ---         ----  -----  -----  -----   -----   -----

   Total                              750         87.5  150.0  187.5  187.5   100.0    37.5
                                      ---         ----  -----  -----  -----   -----   -----

   Cumulative Vesting                             87.5  237.5  425.0  612.5   712.5   750.0
                                                  ====  =====  =====  =====   =====   =====

          (b) All of the options granted hereunder shall vest as of March 1 in their respective year of vesting; provided, however, that the Series B and C options shall vest only in the event the value of Pameco's common stock in a sale or an initial public offering is equal to or greater than the hurdle price specified in the schedule set forth above; and, provided further, that all options granted hereunder will vest immediately upon reaching the hurdle price in the event of a sale or an initial public offering.

          4.5  SEVERANCE.  In the event Executive is terminated without Cause
               ---------
during the term of this Agreement, Executive shall be entitled to severance pay in an amount equal to (a) his then current annual salary, plus (b) his targeted bonus for the year in which he is terminated multiplied by a fraction, the numerator of which is the number of whole or partial months that have elapsed during the year in which Executive is terminated through the date of such termination and the denominator of which is 12; provided, however, that if Executive's employment hereunder is terminated without Cause as a result of a change of control of the Company or Pameco, Executive shall be entitled to severance pay hereunder in an amount equal to two times his then current annual salary, plus his targeted bonus for the year in which he is terminated. In no event shall Executive be entitled to severance pay hereunder if Executive is terminated for Cause or voluntarily leaves the employ of the Company.

          5.   DEFINITIONS.  For purposes of this Agreement the following terms
               -----------
shall have the meanings specified below:

          5.1  "CAUSE"- Commission of any act which, if prosecuted, would
                -----
constitute a felony; any act or omission by Executive within Executive's control which is in reckless disregard of the Company Business; failure or refusal by Executive to comply with the provisions of this Agreement, where such failure or refusal is not cured within 10 days after written notice from the Company; Executive's prolonged absence without the consent of the Company; Executive's neglect of his duties hereunder; commission of any crime or act of dishonesty, fraud or moral turpitude; breach of any other agreement with the Company in which Executive is a party; or institution of any proceeding by or against Executive under any bankruptcy or similar laws for the relief of debtors.

          5.2  "COMPLETE DISABILITY" - the inability of Executive to perform his
                -------------------
services by reason of illness or incapacity and which results in his failure to discharge his duties under this Agreement for an aggregate total of 90 days (whether consecutive or non-consecutive) during any 180-day period.

          5.3  "CONFIDENTIAL INFORMATION" - All information relating to the
                ------------------------
Company's customers, operations, finances, business and technologies which derives economic value, actual or potential, from not being generally known to other Persons, including, without limitation, technical or nontechnical data, formula (including cost and/or pricing formula), compilations, programs, devices, methods, techniques, drawings, processes, designs, compositions, computer programs, products, machinery, circuitry, protocols, standards, invention, improvements, apparatus, research and developments; financial data; names, addresses, telephone numbers, contact persons and other identifying information relating to customers, potential customers and suppliers; compilations and lists of customers, potential customers and suppliers; information with respect to the needs and requirements of various customers for the Company's products; rate and price information on products provided by the Company; information with respect to the Company's relationships with its suppliers; and all business records and personal data relating to the Company's employees and agents; in all cases, whether written or oral. Confidential Information may include information that is not a trade secret, but information which is not a trade secret under applicable law shall only constitute "Confidential Information" for two years after the termination or expiration of this Agreement.

          5.4  "CUSTOMERS" - All Persons that (a) Executive serviced or
                ---------
solicited on behalf of the Company, (b) whose dealings with the Company were coordinated or supervised, in whole or in part, by Executive, or (c) about whom Executive obtained Confidential Information, in each case during the one-year period immediately prior to any termination or expiration of Executive's employment with the Company.

          5.5  "PERSON" - Any individual, corporation, bank, partnership, joint
                ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          6.   COVENANTS OF EXECUTIVE.
               ----------------------

          6.1  COVENANT AGAINST DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION.
               --------------------------------------------------------------
In consideration of his employment hereunder and the payment by the Company to Executive of the sums described in SECTION 4 hereof, Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information. Provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive's obligations under this paragraph shall survive any expiration or termination of this Agreement.

          6.2  COVENANT AGAINST POST-TERMINATION COMPETITION.  In consideration
               ---------------------------------------------
of Executive's employment by the Company and the payment by the Company to Executive of the sums described in SECTION 4 hereof, Executive agrees that for the period specified in Paragraph 6.3 below, he will not directly or indirectly, individually or on behalf of any Person other than the Company:

               (a) provide services of the type provided by Executive to the Company hereunder to any Person listed in Exhibit "A" within the
                                                    -----------
          United States;

               (b) solicit any Customers for the purpose of selling to them products or services competitive with the products or services sold by the Company at the time of such termination or expiration within the United States; or

               (c) solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company and whether or not such employment is at will.

Nothing contained in this PARAGRAPH 6.2 shall be construed to prohibit Executive from owning either of record or beneficially not more than two percent (2%) of the shares or other equity interest of any publicly traded corporation or other entity which provides products or services competitive with the products or services sold by the Company. Executive's obligations under paragraph shall survive any expiration or termination of this Agreement.

          6.3  RESTRICTED PERIOD.  The restrictions provided in PARAGRAPH 6.2
               -----------------
above shall apply for a period (the "RESTRICTED PERIOD") commencing on the date
                                     -----------------
of this Agreement and continuing in effect for a period of two (2) years after the expiration or termination of this Agreement.

          7.   RETURN OF COMPANY DOCUMENTS AND EQUIPMENT.  Upon termination or
               -----------------------------------------
expiration of Executive's employment for any reason, or at any time upon the Company's request, Executive agrees to deliver to the Company: (a) all Company files, customer lists, catalogs, price lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, (b) all of the software, computers, modems, diskettes, instruments, tools, devices, equipment, audio or videos tapes, drawings, papers, notes and other materials, and any copies thereof (including such as may be contained in magnetic media or other forms of computer storage), in Executive's possession or control that relate in any way to the Company Business or with Executive's employment with the Company, and (c) all other property relating to the employment of Executive, including, without limitation, company credit cards, telephone cards, office keys, desk keys, car keys and security passes.

          8.   MISCELLANEOUS.
               -------------

          8.1  CONTRACT NON-ASSIGNABLE.  The parties acknowledge that this
               -----------------------
Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company.

          8.2  PROVISIONS SEVERABLE.  If any provision or covenant, or any part
               --------------------
thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          8.3  REMEDIES.  Executive acknowledges that if he breaches or
               --------
threatens to breach his covenants and agreements in this Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

          8.4  WAIVER.  Failure of either party to insist, in one or more
               ------
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          8.5  AMENDMENTS AND MODIFICATIONS.  This Agreement may be amended or
               ----------------------------
modified only by a writing signed by both parties hereto.

          8.6  GOVERNING LAW.  The validity and effect of this Agreement shall
               -------------
be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Address:                           EXECUTIVE:

_______________________________    _______________________________________
_______________________________    GERALD J. GURBACKI
_______________________________


Address:                           THE COMPANY:

_______________________________    PAMECO CORPORATION
_______________________________
_______________________________    By:____________________________________
                                      Title:______________________________

                                   EXHIBIT A

                     A.Y. McDonald Supply/Brock-McVey Co.
                        ABCO Refrigeration Supply Corp.
                                ACR Group, Inc.
                                Air Cold Supply
                              Aireco Supply Inc.
                        Andrews Distributing Co., Inc.
                                  Apex Supply
                     Arizona Refrigeration Supplies, Inc.
                     Automatic Equipment Sales (AES) Inc.
                               Baker Bros., Inc.
                               Burke Engineering
                               C. C. Dickson Co.
                          Carleton-Stuart Corporation
                             Century Air Services
                         Coastline Distribution, Inc.
                             Comfort Supply, Inc.
                                  Connor Co.
                              Crawford Supply Co.
                      East Coast Metal Distributors, Inc.
                            Edward B. Ward Company
                                Familian Corp.
                          Ferguson Enterprises, Inc.
                              Geary Pacific Corp.
                          Gemaire Distributors, Inc.
                           General Heating & Cooling
                           Gustave A. Larson Company
                             Habegger Corporation
                         Hammond Distributing Company
                        Heating & Cooling Supply, Inc.
                                 Hughes Supply
                       Johnson Supply & Equipment Corp.
                               Johnstone Supply
                         Lyon, Conklin & Company, Inc.
                              Mingledorff's Inc.
                              N.B. Handy Company
                                Noland Company
                              Peirce-Phelps Inc.
                           R.E. Michel Company, Inc.
                           Refrigeration Sales Corp.
                         Robertson Heating Supply Co.
                                      RSD
                         Shollimier Distributing, Inc.
                          Sid Harvey Industries, Inc.
                                Sigler & Reeves
                             Slakey Brothers, Inc.
                       Southern Calif. Air Dist'rs. Inc.
                                Superior Supply
                           Temperature Systems, Inc.
                           The Behler-Young Company
                           The Climatic Corporation
                         Three States Supply Co. Inc.
                          United Products Dist., Inc.
                      United Supply Company (usco), Inc.
                            United Westburne, Inc.
                              Watsco Corporation
                                  Winair Inc.
                                   Wittichen
                             Young Supply Company